UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2025

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Road
North Billerica, Massachusetts 01862
(Address of Principal Executive Offices and Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	TGEN	NYSE American LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Tecogen Inc. (the “Company”) at its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2025:

Proposal 1: Election of Directors: to elect seven (7) directors of the Company.

Proposal 2: Ratification of Appointment of Auditors: to ratify the appointment of Wolf & Company, P.C. as independent registered public accounts for the Company for the year ending December 31, 2025.

The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each proposal voted upon are set forth below:

Proposal 1: Election of Directors

All of the nominees received at least a plurality of the votes cast by stockholders entitled to vote thereon and therefore each of the nominees were elected to serve as directors of the Company to hold their positions until the 2026 annual meeting of stockholders or until their resignation or their successors are duly elected and qualified. The votes were as follows:

Nominee	Voted For	Vote Withheld	Broker Non-Votes

John M. Albertine	8,547,975	237,949	4,775,165
Angelina M. Galiteva	8,545,444	240,480	4,775,165
Ahmed F. Ghoniem	8,531,818	254,106	4,775,165
John N. Hatsopoulos	8,651,493	134,431	4,775,165
Susan F. Hirsch	8,679,952	105,972	4,775,165
Earl R. Lewis, III	8,592,848	193,076	4,775,165
Abinand Rangesh	8,730,956	54,968	4,775,165

Proposal 2: Ratification of Appointment of Auditors

The holders of a majority of the shares entitled to vote thereon voted in favor of the ratification of the appointment of Wolf & Company, P.C. to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025. The votes were as follows:

Voted For	Voted Against	Abstain
13,412,482	12,753	135,854

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
June 10, 2025	Abinand Rangesh, Chief Executive Officer